Cary, NC
Contact:  Shawn Poe, CFO   919-677-4019

Ply Gem Reports Second Quarter 2010 Results

July 30, 2010, Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced financial results for the second quarter and first half of 2010.  Our highlights included:

•
Net sales for the second quarter were $301.7 million, higher than the prior year second quarter of $260.6 million by $41.1 million, or 15.8%.  Net sales for the first half of 2010 were $505.9 million, higher than the prior year’s first half net sales of $443.3 million by $62.5 million, or 14.1%.

•
Operating earnings for the second quarter improved 38.8% to $30.3 million, from $21.8 million for the prior year second quarter.  Operating earnings for the first half of 2010 improved $37.6 million to $26.6 million compared to an operating loss of $11.0 million for the first half of 2009.

•
Adjusted EBITDA increased for the second quarter of 2010 to $46.2 million compared to Adjusted EBITDA of $41.5 million for the second quarter of 2009.  Adjusted EBITDA for the first half of 2010 was $58.3 million compared to Adjusted EBITDA of $28.3 million for the first half of 2009.

Gary E. Robinette, President and CEO, said “I am pleased with Ply Gem’s second quarter and first half 2010 sales and Adjusted EBITDA results as they demonstrate significant improvement over the same periods in 2009 and reflect our continued trend of positive year over year earnings performance.  However, the housing market in the first half of 2010 was stimulated by the federal home buyer tax credit program which expired on April 30, 2010.  Not surprisingly, there have been signs of weakness in the later part of the second quarter as the tax credit program expired and the exact health of the U.S. housing market is a concern for the second half of 2010.  As such, Ply Gem will continue its focus on maintaining a lean overall cost structure while maximizing cash flow and striving to outperform the marketplace in all business units, which will ensure that Ply Gem emerges stronger as the housing market recovers.”

Ply Gem, headquartered in Cary, N.C., is a leading manufacturer of residential exterior building products in North America. Ply Gem produces a comprehensive product line of vinyl siding, designer accents and skirting, vinyl and composite fencing and railing, stone veneer and vinyl windows and doors used in both new construction and home repair and remodeling in the United States and Western Canada. Ply Gem siding brands include Mastic Home Exteriors™, Variform®, NAPCO®, Ply Gem® Stone, Kroy®, Cellwood®, Georgia Pacific, DuraBuilt®, Richwood®, Leaf Relief® and Monticello® Columns. Ply Gem also manufactures vinyl and aluminum soffit and siding accessories, aluminum trim coil, wood windows, aluminum windows, vinyl and aluminum-clad windows and steel and fiberglass doors. Ply Gem windows and patio door brands include Ply Gem® Windows, Ply Gem® Canada and Great Lakes® Window. The Company's brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Ply Gem employs more than 4,500 people across North America. Visit www.plygem.com for more information.

Ply Gem management will host a conference call on July 30, 2010 at 10:00 a.m. EDT to report second quarter results.  To participate please call 866-270-6057 and use call confirmation number 97285998.

Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.  This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include, but are not limited to, our high degree of leverage and significant debt service obligations, restrictions under the indentures governing our senior secured notes and senior subordinated notes and restrictions under our senior secured asset-based revolving credit facility, the competitive nature of our industry, changes in the availability and cost of raw materials, changes in interest rates, changes in home repair and remodeling market conditions, changes in new home construction market conditions, changes in general economic conditions, changes in our relationships with our significant customers and other factors set forth under Risk Factors in our Annual Report on Form 10-K.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.

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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
(Amounts in thousands)	July 3, 2010	July 4, 2009

Net sales	$301,660	$260,576
Costs and expenses:
Cost of products sold	231,085	197,831
Selling, general and administrative expenses	33,499	36,008
Amortization of intangible assets	6,791	4,912
Total costs and expenses	271,375	238,751
Operating earnings	30,285	21,825
Foreign currency gain (loss)	122	(70)
Interest expense	(30,207)	(33,124)
Interest income	55	83
Income (loss) before provision (benefit) for income taxes	255	(11,286)
Provision (benefit) for income taxes	664	(3,307)
Net loss	$(409)	$(7,979)

	For the six months ended
	July 3, 2010	July 4, 2009

Net sales	$505,865	$443,327
Costs and expenses:
Cost of products sold	398,393	367,522
Selling, general and administrative expenses	67,305	76,970
Amortization of intangible assets	13,585	9,818
Total costs and expenses	479,283	454,310
Operating earnings (loss)	26,582	(10,983)
Foreign currency gain (loss)	226	(158)
Interest expense	(64,214)	(66,880)
Interest income	108	148
Gain on extinguishment of debt	98,187	-
Income (loss) before provision (benefit) for income taxes	60,889	(77,873)
Provision (benefit) for income taxes	7,196	(14,356)
Net income (loss)	$53,693	$(63,517)

The accompanying notes are an integral part of these unaudited condensed consolidated statements of operations.

1.           The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2009 audited consolidated financial statements of Ply Gem Holdings, Inc. and the unaudited condensed consolidated financial statements of Ply Gem Holdings, Inc. as of July 3, 2010, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.            We define adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), customer inventory buybacks, restructuring and integration costs, and gain on extinguishment of debt. Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies. Management believes that the presentation of adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.   The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) assess the Company's ability to service its debt and/or incur debt and meet the Company's capital expenditure requirements; (ii) internally measure the Company's operating performance; and (iii) determine the Company's incentive compensation programs.  In addition, the Company's ABL Facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA.  Although we use adjusted EBITDA as a financial measure to assess the performance of our business, the use of adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.   Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP. You are cautioned not to place undue reliance on adjusted EBITDA.

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	July 3, 2010	July 4, 2009
Net loss	$(409)	$(7,979)
Interest expense, net	30,152	33,041
Provision (benefit) for income taxes	664	(3,307)
Depreciation and amortization	15,711	14,188
Non cash loss (gain) on currency transaction	(122)	70
Customer inventory buyback	124	1,825
Restructuring/integration expense	83	3,691
Adjusted EBITDA	$46,203	$41,529

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the six months ended
	July 3, 2010	July 4, 2009
Net income (loss)	$53,693	$(63,517)
Interest expense, net	64,106	66,732
Provision (benefit) for income taxes	7,196	(14,356)
Depreciation and amortization	31,165	28,084
Non cash gain on extinguishment of debt	(98,187)	-
Non cash loss (gain) on currency transaction	(226)	158
Customer inventory buyback	376	3,510
Restructuring/integration expense	189	7,685
Adjusted EBITDA	$58,312	$28,296

3.	Long-term debt amounts in the selected balance sheets at July 3, 2010 and December 31, 2009 consisted of the following:
	July 3, 2010	December 31, 2009
	(Amounts in thousands)

Senior secured asset based revolving credit facility	$70,000	$25,000
9% Senior subordinated notes due 2012, including
unamortized premium of $0 and $105	-	360,105
11.75% Senior secured notes due 2013, net of
unamortized discount of $8,551 and $9,708	716,449	715,292
13.125% Senior subordinated notes due 2014, net of
unamortized discount of $3,889 and $0	146,111	-
Less:	$932,560	$1,100,397
9% Senior subordinated notes due to related parties,
including unamortized premium of $0 and $82	-	281,376
	$932,560	$819,021

4.	The following is a summary of selected balance sheet amounts at July 3, 2010 and December 31, 2009:

	July 3, 2010	December 31, 2009
	(Amounts in thousands)

Cash and cash equivalents	$9,660	$17,063
Accounts receivable, less allowances	145,212	94,428
Inventories	119,304	98,080
Prepaid expenses and other current assets	17,692	19,448
Property and equipment, net	129,530	141,702
Intangible assets, net	160,479	174,064
Goodwill	392,725	392,838
Accounts payable	76,133	52,833
Long-term debt due to related parties	-	281,376
Long-term debt	932,560	819,021
Stockholder's deficit	(148,499)	(313,482)